Exhibit 99.1

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 Improved earnings – 37% increase Expanded net interest margin – from 3.67% to 3.76% Strengthened capital ratios Residential loan origination up 20% Noninterest-bearing deposits up 11% Strategic reduction in SBA loans and time deposits

Elevated provisions for loan losses Challenging rate environment Weak loan demand Elevated levels of nonperforming assets Elevated loan collection expenses

Focus on relationship-based business banking Reaffirm lending footprint Maintain net interest margin Stabilize credit quality Effective cost control

New Jersey Hunterdon County Clinton Flemington Whitehouse Middlesex County Edison Highland Park Middlesex South Plainfield Somerset County North Plainfield Union/Essex County Linden Scotch Plains Union Warren County Phillipsburg Washington Pennsylvania Northampton County Forks Township William Penn

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Closure of underperforming branches Expanded residential mortgage division Unity Bank VISA Credit Card Program Enhanced Customer Call Center phone system Upgrade of ATM machines Enhanced electronic banking products

Marketing Campaigns focused on strengthening brand; emphasizing the local theme, community involvement, and the Bank’s role as champion of Small Businesses Advertising reflects increased demand for home mortgages and alternative to big banks’ fees Campaign used 20th Anniversary to advertise small business and lending specials

For the year ended 12/31/2011 Unity Public Banks $300 million - $2.5 billion Return on average assets 0.31% 0.32% Return on average equity 1.90% 2.44% Net interest margin 3.76% 3.69% Total nonperforming assets to total assets 3.18% 3.80% Net charge-offs to average loans 0.79% 1.01%

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Prime Rate 8.25% 7.25% 3.25% 3.25% 3.25%

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12/31/2011 12/31/2010 Category $ Value # of Loans $ Value # of Loans SBA 7(a) 5,859 75 8,162 76 SBA 504 2,086 3 2,714 4 Commercial 8,519 22 5,452 19 Residential mortgage 6,037 12 5,085 16 Consumer 268 3 249 3 OREO 3,032 10 2,346 7 Total 25,801 125 24,008 125 Selected Ratios 12/31/2011 12/31/2010 Nonperforming assets to total loans and OREO 4.33% 3.88% Allowance for loan losses to total loans 2.76% 2.33%

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Unity Bancorp, Inc. FDIC-Insured Commercial Banks

Discount to book Knowledgeable and experienced management team Attractive branch franchise Improving bank fundamentals Positioned for economic rebound Insider ownership

The previous slides contained data from the following sources: FDIC-Insured Commercial Banks: Obtained from FDIC.gov Quarterly Banking Profile SNL